Exhibit 99.1

NEWS RELEASE

Kevin Sayer Joins Guardant Health Board of Directors

PALO ALTO, Calif., — November 3, 2026 — Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today announced the appointment of Kevin Sayer to its board of directors. Mr. Sayer is former CEO of Dexcom, Inc. and current Executive Chairman of the Dexcom board, with decades of strategic leadership experience in digital health technology.

“We are excited to welcome Kevin Sayer to Guardant’s board,” said Helmy Eltoukhy, chairman and co-CEO of Guardant Health. “Kevin has played a pivotal role in advancing innovations that have transformed how people monitor and manage disease and has a strategic and operations record delivering significant growth. His expertise will be invaluable to Guardant as we continue to pioneer innovations in how we screen, monitor, and treat disease.”

“Guardant’s leadership in liquid biopsy puts it in a powerful position to shape the next era of cancer care and disease detection, where AI can turn increasingly rich molecular data into more precise, actionable insights,” said Mr. Sayer. “I’m excited to work with the team to build on that leadership and help bring the benefits of earlier detection and more personalized treatment to more patients.”

Mr. Sayer has served as Executive Chair of the Dexcom board since 2026, as Chairman of the Board since 2018, and as a director on the board since 2007. Additionally, Mr. Sayer served as CEO of Dexcom from 2015 to 2026, and as a Dexcom executive since 2011. Prior to his roles at Dexcom, Mr. Sayer served as CFO of Biosensors International Group, Ltd., as an independent healthcare and medical technology industry consultant, as EVP and CFO of Specialty Laboratories, Inc., and as CFO of MiniMed, Inc. Mr. Sayer is a Certified Public Accountant (inactive) and received his Master’s Degree in Accounting and Information Systems concurrently with a B.A., both from Brigham Young University.

About Guardant Health

Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.

Guardant Health Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2025 and in its other reports filed with or furnished to the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:

Zarak Khurshid

investors@guardanthealth.com

Media Contact:

Meaghan Smith

press@guardanthealth.com